                                                                    Exhibit 10.3

                                     LEASE

THIS LEASE is made as of the 1st day of May, 2002.

BETWEEN:

          HALLMARK HOLDINGS LTD., a body corporate, incorporated under the laws of the Province of British Columbia, having its registered office at 2100 - 1075 West Georgia Street, Vancouver, British Columbia, V6E 3G2

          (the "Landlord")

                                                               OF THE FIRST PART

AND:

          GLAS-AIRE INDUSTRIES LTD., a British Columbia company having its registered and records office at 3137 Grandview Highway, Vancouver, British Columbia, V5M 2E9

          (the "Tenant")

                                                              OF THE SECOND PART

WITNESSES:

A. Demise and Habendum

In consideration of the rents reserved and the covenants herein contained on the part of the Tenant, the Landlord hereby demises to the Tenant the building comprising approximately 52,080 square feet of office and warehouse space as shown outlined in red on the plan attached hereto as Schedule "A" (the "Building") situated at 7791 Alderbridge Way, in the City of Richmond, in the Province of British Columbia, and located on those lands being legally described as:

          Parcel Identifier: 003-645-592
          Lot 76, Section 5
          Block 4 North, Range 6 West and
          Section 32, Block 5 North Range 6 West
          New Westminster District
          Plan 36115

          (The "Lands")

B. Term and Early Occupancy

To hold the Building for the term of seven (7) years (the "Term") from and including the 1st day of May, 2002 (the "Commencement Date"), to and including the 30th day of April, 2009.

Notwithstanding the foregoing, upon receipt of the security deposit and provided that the Tenant has executed this Lease, the Tenant shall be permitted to have access to the Building so that the Tenant may commence the installation of its leasehold improvements to the Building (the "Early Occupancy Period"). The Tenant shall be responsible for payment of additional rent, administration and management fee during the Early Occupancy Period provided that the Tenant shall not be responsible for payment of minimum rent until the Commencement Date.

C. Rent

The Tenant paying minimum rent therefor during the Term to the Landlord, without deduction, abatement or set-off whatsoever, in lawful money of Canada payable in equal monthly instalments on the 1st day of each and every month during the Term as follows:

         --------------------------------------------------------
                      Per Square
           Year       Foot         Per Month      Per Annum
         --------------------------------------------------------
            1         $5.25        $22,785.00     $273,420.00
         --------------------------------------------------------
            2         $5.25        $22,785.00     $273,420.00
         --------------------------------------------------------
            3         $5.50        $23,870.00     $286,440.00
         --------------------------------------------------------
            4         $5.50        $23,870.00     $286,440.00
         --------------------------------------------------------
            5         $5.50        $23,870.00     $286,440.00
         --------------------------------------------------------
            6         $5.75        $24,955.00     $299,460.00
         --------------------------------------------------------
            7         $5.75        $24,955.00     $299,460.00
         --------------------------------------------------------

AND FURTHER PAYING THEREFOR to the Landlord as additional rent the money and other charges, costs and expenses herein provided to be paid by the Tenant at the several times when they become payable. The Landlord may reasonably estimate such money, charges, costs and expenses from time to time for such period as the Landlord may reasonably determine and the Tenant shall pay to the Landlord such amount in monthly instalments in advance during such period on the first day of each month and the Landlord may from time to time revise such estimate and the Tenant shall make payments pursuant to such revised estimate upon notice thereof.

In this Lease the phrase "Year of the Term" means in the case of the first Year of the Term, that period of time beginning on the Commencement Date and ending at 11:59 p.m. on that day which is a full 12 consecutive months thereafter, and each subsequent Year of the Term shall be calculated and determined in the same manner. Unless the contrary intention is set forth in this Lease, each year in this Lease shall be calculated in the manner described in the foregoing sentence.

It is agreed that at the end of each Year of the Term or any renewal thereof, the aggregate of such monthly charges paid by the Tenant during the relevant Year of the Term shall be adjusted appropriately by the Landlord on the basis of the total amount actually payable by the Tenant for such Year of the Term (or, if applicable, for a portion of the year should the rent payable during the Term of this Lease commence on any day other than the first day of the Year of the Term or end on any day other than the last day of a Year of the Term, in which case Additional Rent for the fractions of any month at the commencement and at the end of the Term shall also be adjusted pro rata)
                                                                      --- ----
pursuant to this Lease with any resulting excess or deficiency being payable respectively by the Landlord to the Tenant within one hundred and eighty (180) days after the end of the Year of the Term then in review, or if applicable, by the Tenant to the Landlord as Additional Rent promptly upon demand.

Within 120 days of the end of each Year of the Term or any renewal thereof the Landlord shall, upon written request at the end of any such year, provide to the Tenant a statement of the actual costs paid or payable by the Tenant as Additional Rent in respect of that year, in accordance with this Lease. The statement must show in reasonable detail the information relevant and necessary to the exact calculation of these amounts and the allocation of the Additional Rent amounts among the lessees of the Lands. The Tenant shall be entitled to inspect the Landlord's books, accounts and records solely as they pertain to such costs, and, at the Tenant's option in the event of a dispute concerning the accuracy of the amount or allocation of the expenses comprising Additional Rent paid or payable by the Tenant the Tenant may have an independent audit by an accredited public accountant made of same. Any such inspection or audit shall be carried out at reasonable times, by appointment with reasonable notice and with professional diligence and courtesy extended by, and to, all parties involved. Any errors revealed by such audit, as evidenced by the auditor's professional opinion, shall be adjusted immediately save and except as provided for elsewhere herein, and if the dollar amount of the error results in a reduction of the amount of Additional Rent paid or payable by the Tenant equal to or greater than five percent (5%) of the most recent amount of Additional Rent stated by the Landlord to be paid or payable prior to such audit, then the Landlord shall pay the cost for the audit to the extent that such cost is reasonable. Notwithstanding the foregoing, the Landlord may, at its option, retain a chartered accountant to carry out an audit of the Additional Rent records at its expense and the professional opinion of such accountant shall be conclusive and binding on the Tenant and the Landlord; if the Landlord elects to carry out such audit it shall be completed without any unreasonable delay.

Notwithstanding the foregoing, the Tenant shall not be obliged to pay minimum rent during the first three (3) months starting on the Commencement Date (the "Free Rent Months") provided that all other terms and conditions of this lease including payment of additional rent, administration and management fee shall apply during the Free Rent Months.

For the purposes of this Agreement, minimum rent and additional rent shall be collectively referred to herein as "Rent" and the Tenant's Proportionate Share shall be deemed to be fifty-five (55.00%) percent.

D. Place and Manner of Payment

All payments by the Tenant under this Lease shall be made to the Landlord at the Landlord's office at 2100- 1075 West Georgia Street, Vancouver, British Columbia, V6E 3G2 or to such agent of the Landlord or at such other place as the Landlord shall hereinafter from time to time in writing direct.

At the request of the Landlord, the Tenant shall provide the Landlord with post-dated cheques for the ensuing twelve month period, each cheque to be in the amount of the monthly instalments of Rent payable hereunder, including the amount of additional rent estimated as aforesaid, or, in the alternative, provide the Landlord with a signed pre-authorized withdrawal form directed to the financial institution at which the Tenant regularly keeps a chequing account.

E. Use of Premises

The Tenant shall use the Building for the purpose of manufacturing and distribution of acrylic automotive accessories and other manufacturing as may be necessary and related general office use, all in accordance with the City of Richmond zoning regulations and business licence requirements, and shall not use the Building for any other purpose without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.

1.   TENANT'S COVENANTS

THE TENANT COVENANTS WITH THE LANDLORD AS FOLLOWS:

     (a)  Payment of Rent

          To pay Rent.

     (b)  Payment of Business Taxes

          (i) In every year of the Term, to pay when due the business taxes levied in respect of the occupancy of the Building by the Tenant and in respect of the Tenant's fixtures and improvements, and if such business taxes are assessed against the Landlord, to pay the said taxes to the Landlord as additional rent within five (5) days after it has been demanded in writing provided that the Tenant shall have the right to contest by appropriate legal proceedings the validity of any business taxes, assessment or other charges referred to in this clause; and if the payment of any such business taxes, assessment or other charge may be legally held in abeyance without subjecting the Landlord or the Tenant to any liability for failure to pay it, the Tenant may postpone such payment until the final determination, if any, of such proceedings, but shall prosecute such proceedings with all due diligence;

     (C)  Taxes

          To pay to the Landlord monthly as additional rent:

          (i) The Tenant's Proportionate Share of all charges, taxes, rates, duties and assessments whatsoever, whether municipal, parliamentary or otherwise, charged, levied, rated or assessed against the Lands, or any part thereof, and any equipment, facilities, installations, and improvements now or at any time during the Term made in or brought on the Lands or against the Landlord on account thereof, and including (but without restricting the generality of the foregoing) realty taxes and municipal taxes for local improvements for works assessed or charged against the Lands and any similar taxes not now in existence or contemplated but levied at any time during the Term by any competent government or municipal body in addition to, or in lieu of, the taxes, rates, duties and assessments hereinbefore referred to, and all taxes on Rent or other taxes imposed on the Landlord in respect of the Rent payable to the Landlord by the Tenant or in respect of the rental of the Building by the Tenant but excluding taxes on the income or capital of the Landlord, and provided that the Tenant shall have the right to contest by appropriate legal proceedings the validity of any tax, rate (including local improvement rates), assessment or other charges referred to in this clause; and if the payment of any such tax, rate, local improvement rate, assessment or other charge may be legally held in abeyance without subjecting the Landlord or the Tenant to any liability for failure to pay it, the Tenant may postpone such payment until the final determination, if any, of such proceedings, but shall prosecute such proceedings with all due diligence;

          (ii) If the taxes in respect of the Lands, or any part thereof, shall be increased by reason of any installations in or alterations made to the Building by the Tenant, the amount of such increase to the extent that such amount is not included in the taxes referred to in sub-paragraph (i) of this paragraph
                 (c); and

          (iii) On the first day of each month during the Term an amount equal to one-twelfth (1/12) of the sum estimated by the Landlord to be payable by the Tenant under paragraph 1(b) and 1(c) for the ensuing Year of the Term. Any amount payable by the Tenant under this sub-paragraph (iv) and unpaid after five (5) days shall be recoverable by the Landlord as if it were Rent in arrears.

     (d)  Services and Utilities

          To pay as they become due all charges for public services and utilities, including water, gas, electrical power or energy, steam or hot water used upon or in respect of the Building and for fittings, machines, apparatus, meters or other things leased in respect thereof, and for all work or services performed by any corporation or commission in connection with such public services and utilities.

     (e)  Repairs to Building

          To carry out promptly at its own expense all repairs, maintenance and painting of the Building including all machinery and equipment therein, so as to keep the Building in as good a state of repair and condition as it is in when this Lease commences (reasonable wear and tear excepted and excepting any items which are the responsibility of the Landlord pursuant to this Lease), and to repair and maintain the Building or any part thereof, including the Landlord's Work, and without limiting the generality of the foregoing, to repair and maintain the interior of the Building, the roof, water, sewer and gas connections, wiring, sprinkler system, pipes and water mains, and all other fixtures, machinery, facilities and equipment belonging to or connected to the Building, or any part thereof, and used in its operation, but excepting any repairs necessary to correct structural defects including the roof and roof membrane, foundations, bearing structures, structural elements, subfloors, and roof structures and supports of the Building, and excepting deficiencies in the Landlord's Work provided the Landlord receives notification within three months of completion of such work, all of which excepted items shall be the responsibility of the Landlord to repair, replace, reconstruct or rebuild at no cost to the Tenant unless made necessary by the negligence of the Tenant or those for whom the Tenant is responsible at law; PROVIDED that notwithstanding any other provision in this Lease to the contrary the Tenant shall not be responsible for any roof repair expense or expenses which in accordance with accounting principles generally accepted in British Columbia are capital in nature and are in excess of an aggregate of $5,000 in any Year of the Term unless made necessary by the negligence of the Tenant or those for whom the Tenant is responsible at law; and further PROVIDED that if repairs, replacements, rebuilding or reconstruction should become necessary, the Tenant, before commencing or authorizing any work in that respect, shall submit the plans and specifications therefor, prepared by an architect or engineer approved by the Landlord, to the Landlord for its approval to ensure such work is in conformity with the design, layout and character of the Building and with the original plans and specifications thereof, and comply with all applicable by-laws and regulations of all competent authorities, and forthwith after such approval has been obtained the Tenant shall proceed at its own expense with such work, repairs, replacement, rebuilding or reconstruction with all reasonable speed and shall complete it strictly in accordance with such approved plans and specifications; but if the Tenant defaults under the provisions of this paragraph, the Landlord may proceed with such repairs and maintenance and the Tenant shall pay all costs and expenses incurred by the Landlord in so doing and such costs and expenses shall be recovered from the Tenant as if they were Rent in arrears under this Lease.

          On or about the beginning of the Fourth Year of the Term of this Lease, if necessary, at the Landlord's sole discretion, the Landlord will repaint the Building at the Tenant's expense as provided in this paragraph.

     (f)  Delivery up of Possession

          At the expiration or sooner determination of the Term, to surrender the Building peaceably to the Landlord in good and substantial repair and condition, reasonable wear and tear excepted, together with all installations or erections which at any time during the Term shall be made therein or thereon (but excluding the Tenant's trade fixtures which shall remain the sole property of the Tenant and which shall be removed by the Tenant at its sole cost and expense at the expiration or sooner determination of the Term pursuant to clause 3(e) below).

     (g)  Compliance with Insurance Regulations and By-Laws

          At its own cost and expense, to promptly comply with every applicable regulation or order of the regulatory body of the Landlord's insurer, or any body having similar functions, and of any liability or fire insurance company by which the Landlord or the Tenant may be insured, and with all the applicable laws, ordinances, and regulations of duly constituted public authorities having jurisdiction now or hereafter in any manner affecting the Building or the use or occupation thereof, whether or not such regulations, orders, laws or ordinances which may hereafter be promulgated, issued or enacted involve a change of policy or require changes or alterations in or about the Building.

     (h)  Nuisance

          Not to do or omit to do or permit to be done or omitted anything upon or in respect of the Building the doing or omission of which shall be or result in a nuisance.

     (i)  Assignment and Subletting

          Not to assign or sublet the Building or any part thereof without the consent in writing of the Landlord, such consent not to be unreasonably withheld or delayed, provided that:

          (i) no assignment or subletting permitted by the Landlord shall in any manner release the Tenant from any covenant to be observed or performed by it hereunder;

          (ii) the Tenant and any assignee or subtenant hereunder must, if not a company incorporated under the Company Act of British Columbia (the "Act"), be duly registered as an extra-provincial company under the Act and authorized to carry on business within the Province of British Columbia;

          (iii) any consideration whatsoever including, without limitation, any Rent or other charges in respect of the Building in excess of that payable hereunder by the Tenant to the Landlord, payable by an assignee or subtenant to the Tenant pursuant to any permitted assignment or sublease shall be assigned by the Tenant to the Landlord at the time such leave is granted;

          (iv) the Tenant shall pay to the Landlord the Landlord's reasonable legal costs incurred as a result of such assignment or subletting;

          (v) if the Tenant is a corporation, any change in control (as that word is defined in the Act) of the Tenant will be deemed to be an assignment provided that restrictions on assignment by way of change in control shall not be applicable to any transfer of shares which are listed on a security exchange (including, without limitation, NASDAQ) regulated by governmental authority;

          (vi) the consent by the Landlord to an assignment or sublet of the Building will not constitute a waiver of its consent to a subsequent assignment or subletting;

          (vii) no consent of the Landlord shall be required in the event the Tenant assigns or sublets the whole or any portion of the Building to a corporation controlled by the Tenant or affiliated with the Tenant, or to a corporation which controls the Tenant, upon receipt of written notice from the Tenant to the Landlord advising of same; provided that such approved assignment or subletting shall in no way release the Tenant from its obligations under this Lease or constitute a waiver of the Landlord's consent to any subsequent assignment or subletting.

     (j)  Landlord's Insurance

          To pay the Tenant's Proportionate Share of all premiums with respect to insurance to be placed by the Landlord and described as follows:

          (i) All-risk insurance for the full replacement value of the Building and any improvements and equipment thereon which are the property of the Landlord;

          (ii) Insurance against loss of rental income and rental value attributable to all perils insured against by the Landlord or commonly insured against by prudent landlords, including all loss of Rent receivable from the Building in accordance with the provisions of this Lease, in such amount or amounts as the Landlord or mortgagees from time to time require;

          (iii) Insurance protecting the Landlord against claims for personal injury, death, property damage, or third party or public liability claims arising from any accident or occurrence upon the Building or the Lands, from any cause in an amount that the Landlord within its sole discretion shall determine for personal injury, death, property or other claims in respect of any one accident or occurrence;

          (iv) Plate glass insurance, provided that the Tenant shall also pay to the Landlord the amount of any loss in respect of the plate glass in the Building which is a deductible amount under such plate glass insurance coverage and provided further that the Tenant may elect to waive plate glass insurance in which event the Tenant shall be responsible for and shall pay to the Landlord the amount of any loss in respect of the plate glass in the Building; and

          (v) Such other insurance as it is or may become customary for owners of property to carry for loss of or damage to the Building or the Lands or liability arising therefrom, specifically including any insurance required by reason of the introduction by or on behalf of the Tenant or its subtenants of radio-active materials or substances into the Building or onto the Lands.

          The Tenant may inspect the policies of insurance pertaining to the insurance placed under this paragraph.

     (k)  Insurance Premium Increase

          To pay the amount of any increase in the cost of insurance for the Building or the Lands if such increase is caused by the Tenant's operation at the Building and not to do anything that would cause the Building or the Lands to become uninsurable.

     (l)  Tenant's Insurance

          To take out and keep in force throughout the Term and during such other time as the Tenant occupies the Building or a part thereof, at its sole cost and expense:

          (i) public liability insurance in the amount of FIVE MILLION DOLLARS ($5,000,000.00) or such greater amount as the Landlord may determine from time to time in respect of bodily injury, including death, to one or more persons and property damage;

          (ii) all risk insurance covering all the contents of the Building including, but not being limited to, merchandise, inventory, stock in trade, furniture, plate glass, fixtures and improvements which the Tenant installs in the Building to the full replacement value thereof;

          (iii) automobile liability insurance to a limit of liability of not less than FIVE MILLION DOLLARS ($5,000,000.00) in any one accident, covering all licensed motor vehicles owned by the Tenant and used in connection with the business carried on from the Building; and

          (iv) all other insurance in such amounts and upon such terms as determined by the Landlord, its insurance advisors or its mortgagee.

          The Tenant's insurance policies referred to under this paragraph (1) shall name the Landlord and any persons, firms or corporations designated by the Landlord as additional named insureds thereunder as their interests may appear, shall contain a waiver of all rights of subrogation against the Landlord and cross-liability clause protecting the Landlord and any other insured designated by it against claims by the Tenant as if the Landlord and such other insured designated by the Landlord were separately insured, and shall contain a clause that the insurer will not cancel, change or refuse to renew the insurance without first giving the Landlord and insured party so designated thirty (30) days' prior written notice. All policies of insurance will be placed with insurers acceptable to the Landlord and in a form satisfactory to the Landlord and the Tenant will promptly deliver to the Landlord copies or certificates of such policies. If the Tenant fails to take out or keep in force any policy of insurance referred to in this paragraph
          (1), the Landlord may do so and pay the premium and in that event the Tenant shall pay to the Landlord the amount so paid as additional rent which shall be due and payable by the Tenant to the Landlord on demand.

     (m)  Indemnity

          To indemnify the Landlord from all liabilities, fines, suits, claims, demands and actions of any kind or nature for which the Landlord shall or may become liable or suffer by reason of any breach, violation or non-performance by the Tenant of any covenant, or proviso hereof, or by reason of any injury or death occasioned to or suffered by any person or persons or any property through any wilful act, or the negligence of the Tenant or any of its agents or employees; such indemnification in respect of any such breach, violation or non-performance, damage to property, injury or death occurring during the Term of this Lease shall survive any termination of this Lease, anything in this Lease to the contrary notwithstanding, provided that the Tenant's obligations to indemnify the Landlord under this paragraph shall exclude anything for which the Landlord is insured or that arise by reason of the wrongful or negligent acts or omissions of the Landlord or others for whom the Landlord is responsible at law.

     (n)  Not to Commit Waste

          To keep the Building, the Easement Area (as hereinafter defined) and the Licence Area (as hereinafter defined) and every part thereof in a clean and tidy condition and not to permit waste paper, garbage, ashes, waste, hazardous or objectionable material to accumulate thereon.

     (o)  Hazardous Substances

          Not to locate, create or store on the Building or the Lands and not to permit any of its agents, employees, suppliers, customers, invitees, subtenants, licensees or any other person having business with or under the control of the Tenant to locate, create or store on the Building or the Lands any Hazardous Substance in contravention of applicable Environmental Laws. The term "Environmental Laws" means all statutes, regulations, orders, bylaws, permits, standards, guidelines, policies, and any other laws, including the principles of common law and equity now or hereafter in force, applicable to the Building, or the Lands, relating in any way to health, occupational health and safety, product liability, transportation of dangerous goods, or the protection of people, plants, animals, or the environment.

          The term "Hazardous Substance" means all substances, the storage, handling, transport, disposal, or release of which, in concentrations above prescribed standards, may necessitate, invite, or permit a governmental authority having jurisdiction over the Landlord, the Tenant or the Building, to require remedial or investigatory action under any Environmental Laws. If the Tenant is in breach of the foregoing prohibition regarding the location, creation or storage of Hazardous Substances, the Landlord, in addition to all other remedies it has under this Lease, may require the Tenant, at the Tenant's cost, to cause such Hazardous Substances to be removed and to cause the Building or the Lands, as the case may be, to be properly restored and repaired all in accordance with any applicable laws, bylaws, rules, regulations or orders. Alternatively, at its option, the Landlord may cause such Hazardous Substances to be removed and may repair and restore the Building or the Lands, as the case may be, and may cause its employees or agents to enter the Building for such purpose. Should the Landlord undertake such removal, repair or restoration, the Tenant shall forthwith pay to the Landlord the total cost of such removal, repair or restoration plus a fee equal to 10% of such cost, and the total of such fee and cost shall, until paid to the Landlord, bear interest at the rate stipulated herein for amounts in arrears and shall be recoverable as additional rent reserved hereunder. The Tenant hereby indemnifies and holds the Landlord harmless from and against all loss, cost, damage and expense (including, without limitation, legal fees on a solicitor and own client basis and costs incurred in the investigation, defence and settlement of claims) that the Landlord may incur as a result of or in connection with or arising from the breach of this paragraph by the Tenant or in respect of non-compliance by the Tenant with any federal, provincial or municipal laws, bylaws, rules, regulations or orders relating to Hazardous Substances. The provisions of this paragraph requiring the Tenant to reimburse the Landlord's costs, plus pay a fee of 10% of such costs, and requiring the Tenant to indemnify the Landlord, shall survive the termination of this Lease, anything to the contrary notwithstanding.

     (p)  Evidence of Payment

          To produce to the Landlord upon request satisfactory evidence of the due payment by the Tenant of all payments required to be made by the Tenant under this Lease.

     (q)  Notice of Damage

          In the event of any substantial damage to the Building or the Lands by any cause, to give notice in writing thereof to the Landlord forthwith upon becoming aware of it.

     (r)  Landlord's Right to Review

          To permit the Landlord at all reasonable times to enter upon and view the state of repair of the Building and to comply with all reasonable requirements of the Landlord with regard to the care, maintenance and repair thereof, to the extent that the Tenant is responsible under this Lease for such care, maintenance and repair.

     (s)  Building Maintenance

          Subject to the Landlord's obligations pursuant to paragraph 1(e) of this Lease, to pay all reasonable expenses incurred by the Landlord to repair, maintain and paint the Building including the exterior walls, windows and roof and all machinery and equipment therein, so as to keep the Building including the Landlord's Work, in as good a state of repair and condition as it is in when this Lease commences, and to repair and maintain all water, sewer and gas connections, wiring, sprinkler system, pipes and water mains and all other fixtures, machinery, facilities and equipment belonging to or connected to the Building, or any part thereof, and used in its operation.

     (t)  Grounds Maintenance

          To pay the Tenant's Proportionate Share of all expenses incurred by the Landlord to maintain the grounds of the Lands and including, but without restricting the generality of the foregoing, all reasonable expenses incurred by the Landlord for snow removal, landscaping, yard maintenance and clean-up, and repairs to concrete walks, stairs, asphalt and concrete paved areas, and gravel-surfaced areas.

     (u)  Administration and Management Fees

          To pay an administration and management fee equal to three (3) percent of the minimum rent payable by the Tenant to the Landlord, such fee to compensate the Landlord for its property management services and costs.

     (v)  Showing Building

          To permit the Landlord at any time within 180 days prior to the expiration of the Term hereby granted to enter upon the Building at all reasonable times for the purpose of offering the same for lease and exhibiting the same to prospective tenants and to place and keep upon the Building signs advertising the Building for lease.

     (w)  Damage to Premises

          That it will not bring upon the Building or any part thereof any machinery, equipment, article or thing that by reason of its weight, size or use might damage the floors of the Building and that if any damage is caused to the Building by any machinery, equipment, article or thing, or by overloading or by any act, neglect or misuse on the part of the Tenant or any of its servants, agents or employees or any person having business with the Tenant, the Tenant will forthwith repair such damage, at its own cost, or pay the cost of repair to the Landlord.

     (x)  Goods and Services Tax

          Notwithstanding any other provision of this Lease to pay to the Landlord an amount equal to any and all goods and services taxes, sales taxes, value added taxes, or any other taxes imposed on the Landlord with respect to minimum rent or additional rent payable by the Tenant to the Landlord under this Lease, or in respect of the Building under this Lease, whether characterized as goods and services tax, sales tax, value added tax, or otherwise (herein called "Sales Taxes"), it being the intention of the parties that the Landlord shall be fully reimbursed by the Tenant with respect to any and all Sales Taxes at the full tax rate applicable from time to time in respect of the minimum rent or additional rent for the Building, without reference to any tax credits available to the Landlord. The amount of the Sales Taxes so payable by the Tenant shall be calculated by the Landlord in accordance with the applicable legislation and shall be paid to the Landlord at the same time as the amounts to which such Sales Taxes apply are payable to the Landlord under the terms of this Lease or upon demand at such other time or times as the Landlord from time to time determines. Notwithstanding any other provision of this Lease, the amount payable by the Tenant under this paragraph shall be deemed not to be minimum rent or additional rent, but the Landlord shall have all of the same remedies for and rights of recovery of such amount as it has for recovery of minimum rent or additional rent under this Lease.

     (y)  Recovery of Rent

          That whenever any amount by the terms of this Lease is payable by the Tenant to the Landlord, whether as additional rent or otherwise, such amount shall be recoverable by the Landlord in the same manner as if such amount were Rent in arrears under this Lease after the Landlord has demanded such amount be paid and the Landlord shall be entitled to take any action therefor in respect of Rent in arrears under the Lease and if the Tenant fails to pay any sum required to be paid by it under the provisions of this Lease to any person, firm or corporation other than the Landlord, the Landlord shall have the right to pay any such sum and to demand reimbursement of such sum from the Tenant and in default of reimbursement to recover it as if it were Rent in arrears under this Lease and the Landlord shall be entitled to take any action therefor which it may be entitled to take with respect to Rent in arrears under this Lease.

     (z)  Costs of Enforcement

          To pay and to indemnify the Landlord against all legal costs and charges including legal fees on a solicitor and own client basis and all bailiffs fees and costs of distress lawfully and reasonably incurred in obtaining possession of the Building after default of the Tenant or upon expiration or earlier termination of the Term of this Lease or in enforcing any covenant or agreement of the Tenant herein contained.

     (aa) Overdue Payments

          To pay to the Landlord interest at the then current rate of interest being charged to the Landlord by the Landlord's bank on all overdue payments required to be made by the Tenant under any one or more of the provisions of this Lease.

     (bb) Maintenance of Licence Area

          To maintain the Licence Area (hereinafter defined) including without restriction the generality of the foregoing snow removal, landscaping including planting and replanting of shrubs and plants, yard maintenance, the clean up and repair of concrete walk, stairs, asphalt and concrete paved areas and gravel surfaced areas; provided that if the Tenant is in default under the provisions of this paragraph the Landlord may proceed with such repairs, maintenance, painting, replacements, rebuilding or reconstruction and the Tenant shall all costs and expenses incurred by the Landlord in so doing and such costs and expenses shall be recovered by the Landlord as if they were minimum rent in arrears under this Lease.

2.  LANDLORD'S COVENANTS

THE LANDLORD COVENANTS WITH THE TENANT AS FOLLOWS:

     (a)  Quiet Enjoyment

          For quiet enjoyment.

     (b)  Tenant's Furniture and Equipment

          To allow the Tenant to install at the Building such furniture and equipment as the Tenant may require for the purpose of its business.

     (c)  Signs

          The Tenant may from time to time during the Term erect, paint, display, maintain, alter, change or remove signs on the exterior and interior of the walls, all such signs to be dignified in appearance, approved in writing by the Landlord acting reasonably and without delay as to dimensions, type and location, and to comply with the requirements of municipal and governmental authorities; and the Landlord in approving such sign shall have regard to:

          (i)   the aesthetic appeal of the Building;

          (ii) the need, as a primary purpose to identify and not to advertise the Tenant; and

          (iii) the necessity on a multiple occupancy site for all signs to be complementary and not to detract from each other.

          The signs shall remain the property of the Tenant and shall be removed by it on the termination of the Term hereby granted. Upon removal of any such signs the Building shall be restored to its original condition at the Tenant's cost, except for reasonable wear and tear. The Tenant shall indemnify the Landlord against any loss or damage caused to any person or property as a result of the placing, use or removal of any sign on the Building.

     (d)  Parking

          The Landlord hereby grants to the Tenant the licence irrevocable during the Term or any renewal thereof to the intent that the benefit of such licence may be annexed to and run with this Lease or any renewal lease, over the licensed area outlined in green on Schedule "A" hereto (the "Licence Area") for the purposes only of parking and loading.

     (e)  Access Easement

          The Landlord hereby grants to the Tenant an easement over the easement area shown outlined in blue on Schedule "A" hereto (the "Easement Area") to pass and repass by foot or by vehicle over said easement area together with the Tenant or tenants of the other building on the Lands.

     (f)  Tenant's Allowance

          The Landlord shall provide to the Tenant, a tenant improvement allowance (the "Allowance") in the amount of Sixty-Two Thousand Five Hundred Dollars ($62,500.00) inclusive of GST which shall be used by the Tenant towards non-structural partitions, location of heavy machinery, electrical updates including extra lighting within the Building. The Landlord will reimburse the Tenant for improvement work done by the Tenant from the Allowance on or before thirty (30) days following submission to the Landlord of receipted invoices for completed work by the Tenant.

     (g)  Landlord's Work

          The Landlord shall construct or effect the construction of improvements to the Building at its sole cost and expense, as outlined in Schedule "B" attached to this Lease (the "Landlord's Work").

          Subject to the provisions of paragraph 3(n), the Landlord covenants with the Tenant to repair, rebuild, re-construct or replace as necessary and with all reasonable diligence to correct structural defects including the roof and roof membrane, foundations, bearing structures, subfloors, and roof structures and supports of the Building, and deficiencies in the Landlord's Work provided the Landlord receives notification within three months of completion of such work, at no cost to the Tenant unless made necessary by the negligence of the Tenant or those for whom the Tenant is responsible at law.

3.   PROVISOS

PROVIDED ALWAYS AND IT IS HEREBY AGREED AS FOLLOWS:

     (a)  Acceptance of Building

          Subject to the completion of the Landlord's Work as set forth in paragraph 2(g) hereof, the Tenant accepts the Building on an "as is" basis.

     (b)  Special Equipment

          The Tenant shall be responsible, at its sole cost and expense, for the installation, operation and maintenance of any special equipment required by the Tenant's occupancy and business at the Building.

     (c)  Subordination of Lease

          This Lease and everything herein contained shall be deemed to be subordinate to any charge or charges from time to time created by the Landlord by charge or mortgage on the Building or the Lands and the Tenant shall promptly at any time as required by the Landlord execute all documents and give such further assurances as may be reasonably required to postpone its rights and privileges to the holder of any charge or mortgage; provided that such chargeholder or mortgagee shall give an assurance to the Tenant in writing acceptable to the Tenant acting reasonably and without delay that it shall be permitted to continue in quiet possession of the Building in accordance with the terms and conditions of this Lease as long as the Tenant is not in default hereunder, whether such charge or mortgage is in good standing or not.

     (d)  Estoppel Certificate

          At any time or times at reasonable intervals and within ten (10) days after a written request by the Landlord, the Tenant will execute, acknowledge and deliver to the Landlord or such assignee or mortgagee as the Landlord designates, a certificate setting forth the status of this Lease, in such form and content required by the Landlord acting reasonably.

     (e)  Removal of Trade Fixtures

          Provided the Tenant is not in default hereunder, the Tenant may remove its trade fixtures, and shall in such removal do no damage to the Building, and shall, at its own cost, make good any damage which it may occasion thereto; provided that any erection, addition, structure or improvement erected upon the Building (excluding trade fixtures) shall become a part thereof, shall not be removed and shall be subject to all of the provisions of this Lease but the Tenant at its own expense, shall remove all or some of any erection, addition, structure or improvement erected upon the Building if, and to the extent, requested by the Landlord.

     (f)  Alterations and Installations

          The Tenant shall not erect or cause to be erected any addition, structure or improvement upon the Building without the prior written consent of the Landlord, which consent shall not unreasonably be withheld or delayed. As a condition of the Landlord's consent, the Tenant shall be required to prepare working drawings of the proposed improvement work and present same to the Landlord for its approval. All improvement work shall be completed by qualified and licensed contractors and sub-contractors approved in writing by the Landlord prior to the commencement of alterations. All improvements to the Building shall be completed to a good and workmanlike standard in keeping with the appearance and character of the Building and shall be completed in compliance with all applicable municipal, provincial and federal laws, bylaws, regulations and ordinances.

     (g)  Bankruptcy and Insolvency

          If the Term or any of the goods or chattels of the Tenant shall be at any time seized or taken in execution or in attachment by any creditor of the Tenant, or if a writ of execution shall issue against the goods and chattels of the Tenant and remain unsatisfied for ten days, (and if the Tenant shall not contest such seizure or execution by appropriate legal proceedings), or if the Tenant shall execute any bill of sale of any of its goods or chattels, other than a bill of sale of goods in the ordinary course of the Tenant's business or if the Tenant shall make any assignment for the benefit of creditors or shall be adjudged bankrupt or insolvent by any court of competent jurisdiction under any legislation then in force or shall take the benefit of any statute that may be in force for bankrupt or insolvent debtors or shall attempt to abandon the Building, or to sell or dispose of its goods and chattels so that there would not remain after such sale or disposal a sufficient distress on the Building in the opinion of the Landlord for the then accruing Rent, or if a Receiver or Receiver-Manager of any of the assets, business or undertaking of the Tenant is appointed by Court Order or otherwise, then and in each of such cases, the minimum rent and any additional rent for the month then current and the next ensuing three months and taxes payable hereunder by the Tenant for the then current year, including local improvement rates (to be reckoned on the rate for the next preceding year in case the rate should not have been fixed for the current year) shall, immediately become due and payable, and the Term shall, at the option of the Landlord, forthwith be determined and in each of the above cases such accelerated minimum rent, additional rent and taxes shall be recoverable by the Landlord as if it were Rent in arrears.

     (h)  Right to Re-enter or Relet

          If and whenever the minimum rent or additional rent hereby reserved, or any part thereof, shall not be paid on the date appointed for payment thereof, whether lawfully demanded or not, or in case the Building shall be vacated or remain unoccupied or in case the Term shall be taken in execution or attachment for any cause whatsoever, then and in every such case, it shall be lawful for the Landlord at any time thereafter to enter into and upon the Building or any part thereof in the name of the whole and the same to have again, repossess and enjoy as of its former state, anything in this Lease to the contrary notwithstanding or, at the Landlord's option, to relet the Building to the Tenant's account and to claim any loss between the Rent and other moneys payable by the Tenant to the Landlord under this Lease and the Rent and other moneys receivable from any party to whom the Building is relet.

     (i)  Landlord's Rights on Seizure of Forfeiture of Term

          If the Term should be seized or forfeited for any of the causes set forth in paragraph 3(g) hereof, the Landlord may exercise the rights and remedies set out in paragraph 3(h).

     (j)  Notice of Default

          Notwithstanding anything herein contained to the contrary, if the Tenant shall fail to comply with any of its covenants hereunder, except the covenants to pay Rent, the Landlord may give to the Tenant notice in writing stating the default with reasonably sufficient particulars and requiring it to be remedied, and if such default is not remedied by the Tenant within fifteen (15) days after the receipt of such notice, or such longer period as may be reasonably necessary (in view of the nature of the default), the Landlord at its option may either exercise the rights and remedies set out in paragraph 3(h) hereof or take such steps as may be necessary to remedy and correct such default and recover the costs and expenses incurred in so doing from the Tenant as additional rent.

     (k)  Waiver of Lien

          The Landlord waives any lien rights it may hold to any inventory, fixtures, equipment or other personal property owned or leased by the Tenant now or hereafter located at the Building in favour of the Tenant's lender. The Landlord shall execute such documents as the Tenant may require to evidence such waiver.

     (l)  Holding Over

          If the Tenant should hold over after the original Term or any extended term hereof, and the Landlord accepts Rent, such holding over shall be deemed to be a tenancy from month to month only and shall have no greater effect, any custom, statute, law or ordinance to the contrary notwithstanding. Such month to month tenancy shall be governed by the terms and conditions hereof notwithstanding any statutory provisions or rules of law with respect to month to month leases, and during such period of holding over the Tenant shall be required to pay the monthly rental previously paid by the Tenant under the terms hereof during the month immediately preceding the expiration or termination of this Lease or any extension thereof and all other payments for which the Tenant is liable hereunder.

     (m)    Non-Waiver

            Any condoning, excusing or overlooking by the Landlord of any default, breach, or non-performance by the Tenant at any time of any covenant, proviso or condition herein contained shall not operate to waive the Landlord's rights under this Lease in respect of any later default, breach or non-observance so as to defeat in any way the rights of the Landlord under this Lease on any such later default, breach or non-observance, and all rights and remedies of the Landlord shall be deemed to be cumulative, not alternative.

     (n)    Damage to Premises

            Whenever during the Term the Building shall be damaged by fire, lightning or tempest, or any of the perils insured against under the provisions or clause 1(j) hereof, the following terms shall apply:

            (i) If the damage is such that the Building is rendered wholly unfit for occupancy or it is impossible or unsafe to use and occupy it and if the damage cannot be repaired with reasonable diligence within 120 days from the time the damage occurs, the Landlord may terminate this Lease by giving to the Tenant notice in writing of such termination, in which event this Lease shall be at an end from the date of such damage and the Rent and all other payments for which the Tenant is liable hereunder shall be apportioned and paid in full to the date of such damage and if the Landlord does not terminate this Lease as aforesaid, then the Landlord shall repair the Building with all reasonable speed and the Rent hereby reserved and all other payments for which the Tenant is liable hereunder shall abate from the date of the occurrence of the damage until the Building shall have been restored to substantially the same condition as prior to the occurrence of such damage.

            (ii) If the damage be such that the Building is rendered wholly unfit for occupancy, or it is impossible or unsafe to use or occupy it, but if in either event the damage can be repaired with reasonable diligence within 120 days from the happening thereof, then the Rent hereby reserved and all other payments for which the Tenant is liable hereunder shall abate from the date of occurrence of the damage until the Building has been restored to substantially the same condition as prior to the occurrence of such damage, and the Landlord shall repair the damage with all reasonable speed;

            (iii) If the damage can be made good as aforesaid within 120 days of its occurrence and is such that the Building is capable of being partially used for the purposes for which the Tenant has used them then until such damage has been repaired, the Tenant shall pay that portion of the Rent hereby reserved and all other payments for which the Tenant is liable hereunder as the floor areas of the part of the Building that is fit for the

                   Tenant's use and occupancy compares with the floor area of the whole of the Building and the Landlord shall repair the damage with all reasonable speed.

     (o)  Adjustments

          Upon the Tenant's occupancy of the Building and upon the termination of this Lease, the Landlord and the Tenant shall prorate, adjust, apportion and allow between themselves as of the said dates all items which are required to be paid by the Tenant under this Lease and including, without restricting the generality of the foregoing, all items of taxes, utility charges, repairs and maintenance, insurance premiums, common expenses, and all other costs, charges and expenses of a similar nature, to the extent that the burden thereof shall be borne by the Landlord until the Tenant takes possession of the Building and by the Tenant thereafter until it shall deliver up possession of the Building in accordance with the provisions hereof upon the termination of this Lease or of any holding over hereunder and not afterwards.

     (p)  Termination on Expropriation

          If the Building or any part thereof is expropriated the Landlord shall be entitled, at its option, to terminate the Lease by giving notice to the Tenant, and thereafter Rent and all other payments payable by the Tenant hereunder shall be apportioned and paid to the date of termination and the Tenant shall surrender and yield up possession of the Building to the Landlord and the Landlord shall be solely entitled to any award payable on such expropriation free of any apportionment in favour of the Tenant.

     (q)  Notices

          All notices, elections, demands and requests which may or are required to be given or made hereunder shall be in writing and either delivered or mailed, if to the Landlord, to:

               Hallmark Holdings Ltd.
               c/o 2100 - 1075 West Georgia Street
               Vancouver, British Columbia, V6E 3G2

               Attention: George W. Hungerford

               and if to the Tenant, to:

               Glas-Aire Industries Ltd.
               c/o 3137 Grandview Highway
               Vancouver, British Columbia,  V5M 2E9

               Attention: Craig Grossman, President
          and shall be deemed to have been received on the date of delivery if delivered or, if mailed, during periods of normal postal service, within 72 hours of mailing the same by postage prepaid registered mail from any post office in the Province of British Columbia. Either party may change its address by notice to the other and in such event this paragraph shall be deemed to be amended accordingly.

     (r)  Liens

          The Tenant shall not suffer or permit any lien under the Builders Lien Act or any like statute to be filed or registered against the Building or the Lands, by reason of work, labour, services or materials supplied or claimed to have been supplied to the Tenant or anyone holding any interest in any part thereof through or under the Tenant. If any such lien shall at any time be filed or registered the Tenant shall procure registration of its discharge within 20 days after the lien has come to the notice or knowledge of the Tenant; provided, however, that should the Tenant desire to contest in good faith the amount or validity of any lien and it shall have so notified the Landlord, and if the Tenant shall have deposited with the Landlord or paid into court to the credit of any lien action, the amount of the lien claimed plus a reasonable amount for costs, then the Tenant may defer payment of such lien claim for a period of time sufficient to enable the Tenant to contest the claim with due diligence, provided always that neither the Building nor any part thereof, nor the Tenant's leasehold interest therein shall thereby become liable to forfeiture or sale. The Landlord may, but shall not be obliged to discharge any lien filed or registered at any time if in the Landlord's judgment the Building or the Lands or any part thereof or the Tenant's interest therein becomes liable to any forfeiture or sale or is otherwise in jeopardy, and any amount paid by the Landlord in so doing, together with all reasonable costs and expenses of the Landlord, shall be reimbursed to the Landlord by the Tenant on demand and it may be recovered as Rent in arrears. Nothing herein contained shall authorize the Tenant, or imply any consent or agreement on the part of the Landlord, to subject the Landlord's estate and interest in the Building to any lien.

4.   OPTION TO RENEW

          Provided that the Tenant has duly and regularly paid the Rent and has duly and regularly performed each and every of the covenants herein to be performed by the Tenant, the Tenant shall have the right to extend the term of this Lease for one further term of five (5) years (the "First Renewal Term") upon giving the Landlord at least six months prior to the expiration of the Term written notice of the exercise of such right. If this right of renewal is exercised, the Lease shall continue for the First Renewal Term on the same terms and conditions as this Lease, save and except minimum rent (which is to be negotiated for the First Renewal Term), Landlord's Work, the Allowance and this right of renewal. The minimum rent payable by the Tenant during the First Renewal Term shall be the fair market rental value based on the rents then payable for leased premises of the same permitted use, similar size, type, location and quality in the same geographical area as mutually agreed upon by the Landlord and the Tenant by a date six months prior to the date upon which the First Renewal Term is to commence. If the Landlord and the Tenant are unable to agree on or before the aforesaid date upon the fair market rental value of the Building, the fair market rental value payable by the Tenant to the Landlord shall be determined by arbitration pursuant to the Commercial Arbitration Act of British Columbia, as amended from time to time, or any successor legislation; provided always that in no event will the minimum rent payable during the First Renewal Term be less than that payable during the Seventh Year of the Term.

5.   MISCELLANEOUS

     (a)  Net Lease

          It is the intent of this Lease and agreed by the parties hereto that except as otherwise set out in this Lease, this is an absolutely net lease and that all and every cost, expense, rate, tax or charge in any way related to the Building will be borne by the Tenant without any variation, setoff or deduction whatsoever.

     (b)  Marginal Notes

          The captions herein have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or any provision hereof.

     (c)  Binding Effect

          This Lease and anything herein contained shall extend to, bind and enure to the benefit of the successors and assigns of each of the parties hereto subject to the consent of the Landlord being obtained, as hereinbefore provided, to any assignment or sublease by the Tenant and, where there is more than one Landlord or Tenant or Guarantor (if any) or where the Landlord or Tenant or Guarantor (if any) is a male, female or a corporation, the provisions herein shall be read with all grammatical changes thereby rendered necessary. All covenants herein contained shall be deemed joint and several and all rights and powers reserved to the Landlord may be exercised by either the Landlord or its agents or representatives.

     (d)  Governing Law

          This Lease shall be construed in accordance with the laws of the Province of British Columbia.

     (e)  Registration

          The Landlord shall prepare this Lease in 8.5" by 11" format to enable the Tenant to register the Lease on title if it so desires and provided that the Tenant pays all costs, expenses, fees, and taxes in connection with the registration of this Lease in the appropriate land title office and the costs of any plans required for such registration and the Landlord shall execute and deliver this Lease in registrable form.

     (f)  Prepaid Rent and Security Deposit

          The Landlord acknowledges receipt of the sum of FIFTY-ONE THOUSAND, EIGHTY-ONE DOLLARS AND EIGHTY CENTS ($51,081.80) from the Tenant, which sum shall be applied firstly in payment of the fourth month's minimum rent, and the remainder held by the Landlord, without liability for interest, as security for the faithful performance by the Tenant of the terms of this Lease, and if at any time Rent is overdue, then the Landlord may apply any portion of the deposit toward payment of such Rent and any money not so applied will be applied toward payment of minimum rent for the last month of the Term.

     (g)  Assignment by Landlord

          If the Landlord sells an interest in the Building, the Lands or in this Lease, to the extent that the purchaser or assignee agrees to be responsible for compliance with the covenants and obligations of the Landlord hereunder, the Landlord without further agreement will be relieved of liability under those covenants and obligations.

     (h)  Time

          Time shall be of the essence hereof.

     (i)  Entire Agreement

          The Tenant acknowledges that there are no covenants, representations, warranties, agreements or conditions expressed or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease or the Building save as expressly set out in this Lease and the Offer to Lease made by the Tenant on the 6th day of February, 2002 and accepted by the Landlord on the 6th day of February, 2002 (the "Offer") and that this Lease and the Offer constitute the entire agreement between the Landlord and the Tenant and may not be modified except as herein explicitly provided or except by subsequent agreement in writing of equal formality hereto executed by the Landlord and the Tenant.

WITNESS WHEREOF the parties hereto have executed this Lease as of the day and year first written above.


HALLMARK HOLDINGS LTD.
by its authorized signatory:

Per: __________________________
     George William Hungerford
     Authorized Signatory



GLAS-AIRE INDUSTRIES LTD.
by its authorized signatory:

Per: __________________________
     Authorized Signatory

                                  SCHEDULE "A"


Attach Plan of Premises

                                  SCHEDULE "B"

                                LANDLORD'S WORK

The Landlord shall use its best efforts to complete the following work on or before the Commencement Date:

1. Ensure that all lighting, plumbing, air conditioning, heating units, and loading doors are functional and in good working order.

2.  Provide washrooms as follows:

    (a)   new washrooms in
          warehouse area:            6 cubicles plus 3 sinks for women

                                     3 cubicles plus 3 urinals plus 3 sinks for men

    (b)   existing washrooms
               in office area:       2 cubicles for women

                                     1 cubicle plus 1 urinal plus 1 private
                                     washroom for men.


3.  Provide primary electrical service to the Building as follows:

Following removal of all conditions of the Offer, the Landlord shall immediately commence installation of the new electrical service as described in the Offer which will be contracted on a best efforts basis to complete on or about 16
weeks.   For greater certainty, particulars and specifications of the new electrical work is attached and will be installed in compliance with the standards and requirements of the municipal governmental authorities. Power interruptions will be anticipated in order to complete installation of the new electrical work. Reasonable prior notice of any power interruptions will be given to the Tenant.